EXHIBIT 21.1


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                       SUBSIDIARIES AS OF JANUARY 3, 1998


                                         JURISDICTION OF          PERCENT VOTING
NAME OF SUBSIDIARY                       INCORPORATION          SECURITIES OWNED
------------------                       -------------          ----------------

Appliance Recycling Centers of
  America-California, Inc.               California                         100%

ARCA of St. Louis, Inc.                  Missouri                           100%

ARCA-Maryland, Inc.                      Maryland                           100%